SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2006, the Board of Directors of XM Satellite Radio Holdings Inc. appointed Joan L. Amble to the Board. Ms. Amble also was appointed chair of the Audit Committee.

Ms. Amble is Executive Vice President and Corporate Comptroller for American Express Company. In connection with her appointment, Ms. Amble received the standard annual grant to directors of an immediately exercisable ten-year option to purchase 10,000 shares of our Class A common stock at $15.89, the closing price on December 15, 2006.

On December 18, 2006, NASDAQ notified XM that, with the appointment of Ms. Amble, XM has regained compliance with rule 4350(c)(1), which requires NASDAQ-listed companies to have a majority of independent directors on the board. A copy of the press release announcing the appointment of Ms. Amble is attached hereto as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2006, the Board of Directors adopted amendments to the Company’s bylaws effective immediately. The principal changes are as follows:

Meetings of Stockholders. Beginning with the 2008 Annual Meeting, the period during which stockholders must give notice to the Company if they intend to bring a matter before the annual meeting of stockholders or nominate a person for election as director is increased from 60 to 90 days before the meeting to 90 to 120 days before the meeting. A special meeting of stockholders may only be called by stockholders holding a majority of the outstanding capital stock of the Company entitled to vote instead of the 15% required previously.

Directors. The notice provision for special meetings of directors is reduced from five days prior notice by mail or 72 hours prior notice by telephone or electronic means to 48 hours prior notice by mail, 24 hours prior notice by telephone or electronic means or such shorter notices as the person or persons calling the meeting deems necessary or appropriate in the circumstances. Board committees now may consist of one or more directors instead of three or more directors.

Amendments to Bylaws. The number of shares necessary to approve stockholder-sponsored amendments to the bylaws has been increased from a majority of votes cast at a meeting where there is a quorum present to a majority of the outstanding shares then entitled to vote.

The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

The Board also has adopted Corporate Governance Guidelines, a copy of which may be found on our website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Bylaws.

Exhibit 99.1	Press Release, dated December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: December 19, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
3.1	Amended and Restated Bylaws.

99.1	Press Release, dated December 19, 2006.